                                                                    EXHIBIT 99.1


                      [KINDER MORGAN MANAGEMENT, LLC LOGO]



Larry Pierce                                          Irene Twardowski Broussard
Media Relations                                       Investor Relations
(713) 369-9407                                        (713) 369-9490
                                                      www.kindermorgan.com




                     KINDER MORGAN MANAGEMENT, LLC DECLARES
                   SECOND QUARTER SHARE DISTRIBUTION OF $1.05;
                             ANNOUNCES 2 FOR 1 SPLIT


         HOUSTON, July 18, 2001 - Kinder Morgan Management, LLC (NYSE: KMR) today announced that its board of directors has declared a share distribution of $1.05 per share (an annualized rate of $4.20) payable on Aug. 14, 2001 to shareholders of record as of July 31, 2001. Shareholders of KMR will receive a distribution in the form of additional KMR shares based on the $1.05 distribution per unit declared by Kinder Morgan Energy Partners, L.P. (NYSE:
KMP). This distribution is payable on Aug. 14, 2001 to KMR shareholders of record as of July 31, 2001. The number of shares distributed will be calculated by dividing $1.05 by the average of KMR's closing market prices from July 13-26, 2001.

         Additionally, a two-for-one split was announced for KMR's shares. The share split will take place in the form of a one share distribution on each share outstanding, with shares to be distributed on Aug. 31, 2001 to holders of record as of Aug. 17, 2001.

         KMR's only significant assets are the partnership units it owns in KMP, and KMR's shareholders receive share distributions equivalent in value to the cash distributions received by KMP's common unitholders.

         This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although Kinder Morgan believes that its expectations are based on reasonable assumptions, it can give no assurance that such assumptions will materialize. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein are enumerated in Kinder Morgan's Form 10-K and 10-Q as filed with the Securities and Exchange Commission.

                                      # # #




                                      -5-